UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
______________________________________________________________________

FORM  8-K
                     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2026

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17450 College Parkway,	Livonia,	Michigan	48152
(Address of Principal Executive Offices)			(Zip Code)
(313) 274-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported below in Item 5.07, on May 8, 2026 at the Company’s 2026 annual meeting of stockholders (the "Annual Meeting"), the Company's stockholders approved amendments to the Company's Certificate of Incorporation to:

• Amend Article 7(b) to move the advance notice provisions for stockholder nominations to the Company’s Bylaws and amend the advance notice period

•Amend Article 8 to enable adoption of stockholders’ right to call a special meeting of stockholders

•Amend Article 14 to limit the liability of certain officers as permitted by law.

On May 12, 2026, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware to implement the foregoing amendments.

In addition, the Company’s Board of Directors approved the amendment and restatement of the Company’s Bylaws, which were subject to and became effective upon stockholder approval of proposals presented at the Annual Meeting to amend our Certificate of Incorporation.

Effective May 8, 2026, Section 1.02 of the Bylaws is amended to give shareholders owning 25% or more of the voting power of the Company’s outstanding shares, who have owned such shares continuously for at least one year, the ability to request that the Company’s Board call a special meeting of shareholders. Section 1.06 of the Bylaws is amended to include the time period and procedural and information requirements for stockholder nominations of directors. In addition, the Bylaws were amended for certain other clarifying, technical and conforming changes.

This summary description of the changes to the Certificate of Incorporation and the Bylaws is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment and the Bylaws, copies of which are filed herewith as Exhibit 3.i and Exhibit 3.ii, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A brief description of the proposals and the votes cast on each proposal at the Annual Meeting are set forth below. As of the record date, 202,913,475 shares of Company common stock were outstanding and entitled to vote.

Proposal 1: The election of four director nominees to serve until the Annual Meeting in 2027.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gary A. Coombe	175,349,688	1,054,502	233,596	9,986,034
Aine L. Denari	169,419,493	6,852,557	365,736	9,986,034
Christopher A. O’Herlihy	162,154,089	14,249,526	234,171	9,986,034
Charles K. Stevens III	168,232,995	8,231,207	173,584	9,986,034

Proposal 2: A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
161,067,793	15,006,136	563,857	9,986,034

Proposal 3: The ratification of the selection of PricewaterhouseCoopers LLP to act as independent auditors for the Company for 2026.

Votes For	Votes Against	Abstentions
168,081,377	18,421,847	120,596

Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation to limit liability of certain officers as permitted by law.

Votes For	Votes Against	Abstentions	Broker Non-Votes
143,839,313	32,481,996	316,477	9,986,034

Proposal 5: Approval of an amendment to the Company’s Certificate of Incorporation to move the advance notice provisions for shareholder nominations to the Company’s Bylaws.

Votes For	Votes Against	Abstentions	Broker Non-Votes
176,029,918	285,068	322,800	9,986,034

Proposal 6: Approval of an amendment to the Company’s Certificate of Incorporation to enable adoption of shareholders’ right to call a special meeting of shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
158,560,999	1,747,534	16,329,253	9,986,034

Proposal 7: Consideration of shareholder proposal on shareholder right to call a special meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,159,758	100,995,648	482,380	9,986,034

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.i    Certificate of Amendment to the Certificate of Incorporation of Masco Corporation.
3.ii    Bylaws of Masco Corporation, as Amended and Restated May 8, 2026.
104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ Richard J. Westenberg
Name:	Richard J. Westenberg
Title:	Vice President, Chief Financial Officer and Treasurer

May 14, 2026